Exhibit 10.6

Subject: 2007 Short-Term Incentive Plan	Page 1 of 7
Approved By: Human Resources Committee
2007 Short-Term Incentive Plan Applicability Eligible Employees of Textainer. Effective Date Supersedes 1 January 2007 1 January 2006

Purpose

To set forth the principles, policies, and procedures that will guide the administration of the Textainer short-term incentive plan (the “STIP”).

Philosophy of the STIP

The philosophy underlying the STIP is to recognize and encourage the direct, immediate relationship between: (i) employee incentive awards (“Incentive Awards”), (ii) net operating income (“NOI”) generated for the owners of managed containers, and (iii) Textainer’s Net After-tax Income measured as a return on average shareholder equity (“Return on Equity” or “ROE”).

A key objective of the STIP is to motivate Textainer Employees to increase NOI, which is the primary driver of profitability for the container owners and Textainer. Improvement in NOI benefits Textainer because of Textainer’s direct interest in the performance of the containers owned by TL, as well as through the performance-based management fees earned from other container owners. Other objectives include the encouragement of long-term employment and the control of overhead expenses both of which benefit both container owners (e.g., Textainer public limited partnerships) and Textainer.

Policy

STIP Year

A STIP for calendar year 2007 (the “STIP Year”) for Textainer Employees has been approved. The STIP is effective as of the 1st day of January of the STIP Year.

Eligibility for Participation

A All Employees of Textainer who are not in a temporary or introductory status (including Employees of TEM’s dedicated agencies) are considered Eligible Employees.

B Because one of the objectives of the STIP is to encourage long-term employment, in order to receive an Actual Incentive Award Eligible Employees must remain employed at

Subject: 2007 Short-Term Incentive Plan	Page 2 of 7
Approved By: Human Resources Committee

Textainer from the date they become Eligible Employees until the date that any payments are made under the STIP and, subject to section F below, must be Employees of Textainer on this date (see Summary of Administration below). The Human Resources Committee may, at its sole discretion and on a case-by-case basis, consider exceptions when otherwise Eligible Employees during the STIP Year are not employed by Textainer on the date that a payment is made under the STIP.

C Eligible Employees who have fulfilled the requirements of sections A and B above are considered participants (“Participants”) in the STIP.

D Eligible Employees who become Participants during the STIP Year will receive a prorated Incentive Award based on the percentage of the STIP Year over which the Eligible Employee was employed by Textainer. Participants who move from one level of Incentive Award to another during the STIP Year will receive a prorated Incentive Award based on the percentage of time spent at each level during the STIP Year.

E Part-time Employees will receive a prorated percentage of the Incentive Award based on hours worked during the STIP year compared to a standard Textainer Full-time schedule.

F An Employee on a leave of absence which has been properly authorized in accordance with current company policy is eligible to receive a prorated percentage of the Incentive Award, based on his or her completed days of service during the STIP Year.

Target Incentive Award

An Incentive Award target (“Target Incentive Award”), based on a ROE of 14.0%, has been assigned to each respective job classification. Each Eligible Employee will be notified of his/her Target Incentive Award at the beginning of the STIP Year or on the first day he/she becomes an Eligible Employee.

Actual Incentive Award Calculation

The Incentive Award to be paid to each Participant (“Actual Incentive Award”) is based on Textainer’s Return on Equity. Textainer will calculate the Actual Incentive Award for each Participant based on the ROE for the STIP Year as calculated from the annual audited financial statements of Textainer Group Holdings Limited and subsidiaries. If Textainer’s ROE for the STIP Year is exactly 14%, each Participant’s Actual Incentive Award will equal 100% of his/her Target Incentive Award. As shown on Exhibit A, ROE above or below 14% will result in an Actual Incentive Award higher or lower than 100% of the Target Incentive Award.

Subject: 2007 Short-Term Incentive Plan	Page 3 of 7
Approved By: Human Resources Committee

Summary of Administration

A Any payments of Actual Incentive Awards will be made to Participants on the fifth working day of April following the end of the STIP Year.

B Although care has been taken to develop an Incentive Award formula that minimizes the need for change during the STIP Year, it is possible that unforeseen changes in Textainer’s business or capital structure will necessitate such change, including termination of the STIP, at any time during the STIP Year. Such change will be effective immediately upon notice to the Eligible Employees. Any such changes are the responsibility and at the sole discretion of Textainer’s Board of Directors and shall be conclusive and binding upon all Eligible Employees.

C No ceiling shall be established on the size of the Incentive Awards, except as described herein. However, no Incentive Award will be paid if Textainer’s ROE is less than or equal to 9%.

D The existence of the STIP and the eligibility of any Textainer Employee to participate therein is entirely at the Board of Directors’ discretion. A Textainer Employee who is not a Participant shall have no right, claim or entitlement to any payments under the STIP.

E It is intended that interim unaudited information regarding Textainer’s performance will be made available at least quarterly to all Eligible Employees.

F The STIP will be in effect only for the STIP Year. The Board of Directors, in its sole discretion, shall determine on an annual basis whether or not a bonus plan shall be approved for any subsequent fiscal year and, if so, what form such plan will take.

G Nothing in this STIP supersedes, modifies or affects (a) any employment contract or any other agreement with an Employee relating to employment, or (b) any policy, procedure or practice of Textainer in effect now or as adopted from time to time in the future.

Subject: 2007 Short-Term Incentive Plan	Page 4 of 7
Approved By: Human Resources Committee

Exhibit A

Textainer’s Net Income as a percentage of Average Shareholder Equity (“Return on Equity” or “ROE”) is targeted at 14.0%, and the target Incentive Award amount for each Participant has been set assuming this percentage is achieved. However, should Textainer achieve more or less than this percentage, the Incentive Award amounts for each Participant will vary according to the following schedule.

TEXTAINER 2007 SHORT-TERM INCENTIVE PLAN

TGH After-tax Profit as a Percentage of Avg. Equity (ROE)	2007 STIP Payments (% of Base)	TGH After-tax Profit as a Percentage of Avg. Equity (ROE)	2007 STIP Payments (% of Base)	TGH After-tax Profit as a Percentage of Avg. Equity(ROE)	2007 STIP Payments (% of Base)
9.0%	0.0%	12.5%	70.0%	16.0%	116.3%
9.1%	2.0%	12.6%	72.0%	16.1%	117.2%
9.2%	4.0%	12.7%	74.0%	16.2%	118.1%
9.3%	6.0%	12.8%	76.0%	16.3%	119.1%
9.4%	8.0%	12.9%	78.0%	16.4%	120.0%
9.5%	10.0%	13.0%	80.0%	16.5%	120.9%
9.6%	12.0%	13.1%	82.0%	16.6%	121.8%
9.7%	14.0%	13.2%	84.0%	16.7%	122.7%
9.8%	16.0%	13.3%	86.0%	16.8%	123.7%
9.9%	18.0%	13.4%	88.0%	16.9%	124.7%
10.0%	20.0%	13.5%	90.0%	17.0%	125.7%
10.1%	22.0%	13.6%	92.0%	17.1%	126.7%
10.2%	24.0%	13.7%	94.0%	17.2%	127.7%
10.3%	26.0%	13.8%	96.0%	17.3%	128.7%
10.4%	28.0%	13.9%	98.0%	17.4%	129.7%
10.5%	30.0%	14.0%	100.0%	17.5%	130.7%
10.6%	32.0%	14.1%	100.8%	17.6%	131.7%
10.7%	34.0%	14.2%	101.5%	17.7%	132.8%
10.8%	36.0%	14.3%	102.3%	17.8%	133.8%
10.9%	38.0%	14.4%	103.1%	17.9%	134.9%
11.0%	40.0%	14.5%	103.8%	18.0%	136.0%
11.1%	42.0%	14.6%	104.6%	18.1%	137.1%
11.2%	44.0%	14.7%	105.4%	18.2%	138.1%
11.3%	46.0%	14.8%	106.1%	18.3%	139.2%
11.4%	48.0%	14.9%	106.9%	18.4%	140.3%
11.5%	50.0%	15.0%	107.7%	18.5%	141.3%
11.6%	52.0%	15.1%	108.6%	18.6%	142.5%
11.7%	54.0%	15.2%	109.4%	18.7%	143.6%
11.8%	56.0%	15.3%	110.3%	18.8%	144.8%
11.9%	58.0%	15.4%	111.1%	18.9%	145.9%
12.0%	60.0%	15.5%	111.9%	19.0%	147.1%
12.1%	62.0%	15.6%	112.8%	19.1%	148.2%
12.2%	64.0%	15.7%	113.6%	19.2%	149.4%
12.3%	66.0%	15.8%	114.5%	19.3%	150.5%
12.4%	68.0%	15.9%	115.4%	19.4%	151.7%

Subject: 2007 Short-Term Incentive Plan	Page 5 of 7
Approved By: Human Resources Committee

TGH After-tax Profit as a Percentage of Avg. Equity (ROE)	2007 STIP Payments (% of Base)	TGH After-tax Profit as a Percentage of Avg. Equity (ROE)	2007 STIP Payments (% of Base)	TGH After-tax Profit as a Percentage of Avg. Equity (ROE)	2007 STIP Payments (% of Base)
19.5%	152.9%	24.3%	220.4%	29.0%	307.4%
19.6%	154.1%	24.4%	222.0%	29.1%	309.5%
19.7%	155.4%	24.5%	223.6%	29.2%	311.6%
19.8%	156.6%	24.6%	225.3%	29.3%	313.6%
19.9%	157.8%	24.7%	227.0%	29.4%	315.8%
20.0%	159.0%	24.8%	228.6%	29.5%	317.9%
20.1%	160.3%	24.9%	230.3%	29.6%	320.1%
20.2%	161.5%	25.0%	232.0%	29.7%	322.2%
20.3%	162.7%	25.1%	233.7%	29.8%	324.3%
20.4%	164.0%	25.2%	235.4%	29.9%	326.5%
20.5%	165.3%	25.3%	237.1%	30.0%	328.6%
20.6%	166.6%	25.4%	238.8%	30.1%	330.8%
20.7%	167.9%	25.5%	240.6%	30.2%	333.0%
20.8%	169.2%	25.6%	242.3%	30.3%	335.2%
20.9%	170.5%	25.7%	244.1%	30.4%	337.4%
21.0%	171.8%	25.8%	245.9%	30.5%	339.7%
21.1%	173.1%	25.9%	247.6%	30.6%	341.9%
21.2%	174.4%	26.0%	249.4%	30.7%	344.1%
21.3%	175.8%	26.1%	251.1%	30.8%	346.3%
21.4%	177.2%	26.2%	253.0%	30.9%	348.5%
21.5%	178.6%	26.3%	254.8%	31.0%	350.8%
21.6%	179.9%	26.4%	256.7%	31.1%	353.1%
21.7%	181.3%	26.5%	258.5%	31.2%	355.4%
21.8%	182.7%	26.6%	260.3%	31.3%	357.7%
21.9%	184.1%	26.7%	262.2%	31.4%	360.0%
22.0%	185.5%	26.8%	264.0%	31.5%	362.3%
22.1%	186.8%	26.9%	265.8%	31.6%	364.6%
22.2%	188.3%	27.0%	267.8%	31.7%	366.9%
22.3%	189.7%	27.1%	269.7%	31.8%	369.3%
22.4%	191.2%	27.2%	271.6%	31.9%	371.7%
22.5%	192.6%	27.3%	273.5%	32.0%	374.0%
22.6%	194.1%	27.4%	275.4%	32.1%	376.4%
22.7%	195.6%	27.5%	277.3%	32.2%	378.8%
22.8%	197.0%	27.6%	279.2%	32.3%	381.2%
22.9%	198.5%	27.7%	281.2%	32.4%	383.5%
23.0%	200.0%	27.8%	283.2%	32.5%	385.9%
23.1%	201.5%	27.9%	285.1%	32.6%	388.4%
23.2%	203.1%	28.0%	287.1%	32.7%	390.8%
23.3%	204.6%	28.1%	289.1%	32.8%	393.3%
23.4%	206.1%	28.2%	291.1%	32.9%	395.7%
23.5%	207.7%	28.3%	293.1%	33.0%	398.2%
23.6%	209.2%	28.4%	295.1%	33.1%	400.6%
23.7%	210.7%	28.5%	297.1%	33.2%	403.1%
23.8%	212.3%	28.6%	299.2%
23.9%	213.9%	28.7%	301.2%
24.0%	215.5%	28.8%	303.3%
24.1%	217.2%	28.9%	305.4%
24.2%	218.8%

Subject: 2007 Short-Term Incentive Plan	Page 6 of 7
Approved By: Human Resources Committee

TGH After-tax Profit as a Percentage of Avg. Equity (ROE)	2007 STIP Payments (% of Base)
33.3%	405.5%
33.4%	408.0%
33.5%	410.6%
33.6%	413.1%
33.7%	415.6%
33.8%	418.1%
33.9%	420.7%
34.0%	423.2%
34.1%	425.7%
34.2%	428.3%
34.3%	430.9%
34.4%	433.5%
34.5%	436.1%
34.6%	438.7%
34.7%	441.3%
34.8%	444.0%
34.9%	446.6%
35.0%	449.2%

Subject: 2007 Short-Term Incentive Plan	Page 7 of 7
Approved By: Human Resources Committee

Exhibit B

Net After-tax Income (a)	$34,822

Average Equity (b)	$248,730
Net Income % Average Equity (a)/(b)	14.0%
Actual Incentive Award (per Exhibit A)	100.0%